UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2019
ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100 Houston, Texas (Address of principal executive offices)	77042-2855 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	IO	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of ION Geophysical Corporation (the “Company”) approved a grant of One Hundred Thirty Thousand (130,000) shares of restricted stock, from the Company’s Third Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”), to the Company’s President and CEO, Christopher T. Usher. The grant was in view of Mr. Usher’s recent promotion to the role of President and CEO.

The grant shall vest, if at all, in three equal annual installments beginning on the first anniversary of the grant date. Additionally, one-half (or sixty-five thousand (65,000)) of the shares awarded shall additionally be subject to vesting restrictions pertaining to the Company’s stock price (such that one-third of them shall vest only if the share price of the Company’s common stock reaches $17.50 on or before September 1, 2022; two-thirds of them shall vest only if the Company’s share price reaches $22.50 on or before September 1, 2022; and full vesting shall occur only if the share price of the Company’s stock reaches $27.50 on or before September 1, 2022; with each of the foregoing performance triggers requiring that the volume weighted average price per share, at the close of 20 consecutive trading days, meets or exceeds the respective target price). The shares are subject to early vesting in certain circumstances, such as Mr. Usher’s death or Disability, or in the event of a Change in Control (as defined in the Plan).

The Committee also approved new forms for award agreements that grant restricted stock, to ensure, among other things, that any early vesting due to a Change in Control shall be subject to the grantee’s actual or constructive termination by the Company’s successor (that is, the vesting is “double trigger”), and that any early vesting in the event of the grantee’s death or Disability shall only serve to remove the time (service) restriction of the grant, but not the vesting restriction based on the Company’s stock price.

In determining Mr. Usher’s above-noted grants, the Committee took into account the recommendations of a compensation consulting firm with respect to Mr. Usher’s total compensation, and determined that a 50/50 ratio of full value to at risk shares was the most appropriate, given prevailing market compensation data, industry competition for executive talent, the Company’s stock price and performance hurdles used and the available pool of equity in the Plan.

The form of agreements granting Mr. Usher’s awards are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing description of the terms of the agreements and the awards are qualified in their entirety by reference to such exhibits.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description

10.1	Restricted Stock Agreement (Time Based)
10.2	Restricted Stock Agreement (Performance Based)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2019	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary